EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (filed in October 2000 and March 2001) and on Form S-8 (filed in November 1997) of Penn Octane Corporation of our reported dated October 5, 2004, which appears on page 49 of this annual report on Form 10-K for the year ended July 31, 2004.


                                 /s/ BURTON McCUMBER & CORTEZ, L.L.P.

Brownsville, Texas
November 9, 2004


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